UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2011
VERSAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 750-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 25, 2011, Versar Inc. (the “Company”) and certain of its wholly-owned subsidiaries entered into an Eleventh Modification Agreement with United Bank (the “Bank”) for the purpose of renewing and extending the Company’s existing credit facility pursuant to the Loan and Security Agreement dated September 26, 2003 (as modified in accordance with that certain First Modification Agreement dated as of May 12, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), that certain Fourth Modification Agreement dated as September 28, 2006, that certain Fifth Modification Agreement dated as of September 24, 2007, that certain Sixth Modification Agreement dated September 30, 2009, that certain Seventh Modification Agreement dated January 5, 2010, that certain Eighth Modification Agreement dated March 17, 2010, that certain Ninth Modification Agreement dated as of September 30, 2010 and that certain Tenth Modification Agreement dated as of September 25, 2011).
Pursuant to the Eleventh Modification Agreement, the maturity date of the existing credit facility was extended to September 25, 2012. In addition, the aggregate principal amount the Company may borrow under the Bank line of credit was increased from $10,000,000 to $15,000,000 (the “Commitment”). The interest on the unpaid balance shall accrue at a rate equal at all times to the prime rate minus one half of one percent (0.50%); provided, that the interest rate will not be less than three and one-half percent (3.5%) per annum. Also, the Company is required to pay an administration fee of $1,000 per month and a commitment fee at the rate of 0.17% per annum on the unused portion of the Commitment. Further, the Eleventh Modification Agreement revised certain financial covenants applicable to the borrower under the credit facility by increasing the required minimum tangible net worth from $17,500,000 to $18,500,000 and decreasing the maximum total liabilities to tangible net worth ratio covenant from a ratio of 2.5 to 1 to a ratio of 2.0 to 1.
A copy of the Eleventh Modification Agreement is filed with this Report as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Eleventh Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Eleventh Modification Agreement dated as of October 25, 2011.

99.1	Press release issued by the Versar, Inc. on October 26, 2011.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2011	VERSAR, INC.
	By:	/s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel

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